PRELIMINARY COPY




                  ADELANTE U.S. REAL ESTATE SECURITIES FUND
                                   A Series of
                                 ADELANTE FUNDS
                        803 West Michigan Street, Suite A
                            Milwaukee, WI 53233-2301

                             --------------------

                            NOTICE OF SPECIAL MEETING
                                 OF SHAREHOLDERS

                         To Be Held on January 11, 2005

                             --------------------

A Special Meeting of Shareholders (the "Special Meeting") of Adelante U.S. Real Estate Securities Fund (the "Fund") (formerly, Lend Lease U.S. Real Estate Securities Fund), a series of Adelante Funds (the "Trust") (formerly Lend Lease Funds), will be held at the office of Adelante Capital Management LLC (formerly Lend Lease Rosen Real Estate Securities LLC) located at 1995 University Ave., Suite 225, Berkeley, CA 94704 on January 11, 2005, at 9:00 a.m. local time for the purpose of considering a new investment advisory agreement between the Trust and Adelante Capital Management LLC with respect to the Fund.

The Board of Trustees of the Trust has fixed the close of business on November 12, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

By Order of the Board of Trustees
Michael A. Torres, President
Berkeley, CA




                             YOUR VOTE IS IMPORTANT

You can help the Fund avoid the necessity and expense of sending follow-up letters by promptly returning the enclosed proxy. If you are unable to be present in person, please mark, date, sign and return the enclosed proxy. The enclosed envelope requires no postage if mailed in the United States.

                  ADELANTE U.S. REAL ESTATE SECURITIES FUND

                                   A Series Of
                                 ADELANTE FUNDS
                        803 West Michigan Street, Suite A
                            Milwaukee, WI 53233-2301

                              --------------------

                                PROXY STATEMENT

                             --------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Adelante Funds (the "Trust") (formerly, Lend Lease Funds) to be used at a Special Meeting of Shareholders (the "Special Meeting") of Adelante U.S. Real Estate Securities Fund (the "Fund") (formerly Lend Lease U.S. Real Estate Securities Fund) to be held at the office of Adelante Capital Management LLC ("Adelante") (formerly Lend Lease Rosen Real Estate Securities
LLC) located at 1995 University Ave., Suite 225, Berkeley, California 94704 on January 11, 2005, at 9:00 a.m. local time for the purpose of approving a new investment advisory agreement between the Trust and Adelante with respect to the Fund (the "Proposal"), and at any adjournments of the Special Meeting.

QUORUM AND VOTING

Shareholders of record at the close of business on November 12, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and all adjournments thereof. As of that date, there were a total of 2,362,528.327 shares of the Fund issued and outstanding. Each shareholder is entitled to the same number of votes as the number of full and fractional shares held by such shareholder. This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy are first being mailed on or about December 8, 2004, to shareholders as of the record date.

You may vote in person at the Special Meeting or by mail using the enclosed proxy card. To vote by mail, date and sign the enclosed proxy card, and return it in the enclosed postage-paid envelope.

Any shareholder giving a proxy may revoke it at any time prior to its use. A shareholder may change a proxy by (a) written notice of revocation received by the Trust, (b) returning to the Trust a properly executed later dated proxy or
(c) attending the Special Meeting and voting in person. If the enclosed proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented by the proxy will be voted in accordance with the instructions on the proxy. Unless instructions to the contrary are marked on the proxy, the shares represented by the proxy will be voted FOR the Proposal. The proxy grants discretion to the persons named thereon, as proxies, to take such further action as they may determine appropriate in connection with any other matter that may properly come before the Special Meeting or any adjournments. The Board of Trustees does not currently know of any matter to be considered at the Special Meeting other than the Proposal.

Votes to ABSTAIN and broker non-votes (i.e., proxies sent in by brokers and other nominees which cannot be voted on the Proposal because the beneficial owners have not given instructions) will be counted towards establishing a quorum, but will have the effect of a vote against the Proposal. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve the Proposal are not received, or if other matters arise requiring shareholder attention, the persons named as proxy agents may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Special Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxy agents will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST the item, in which case such shares will be voted AGAINST the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more matters that come before the Special Meeting if sufficient votes have been received and it is otherwise appropriate.

HOW IS THIS PROXY STATEMENT BEING SOLICITED?

The Board of Trustees expects to make this solicitation primarily by mail. In addition to the solicitation of proxies by mail, Adelante personnel and other representatives of the Fund may also solicit proxies by telephone, e-mail or in person. The Fund may also retain a proxy solicitation firm to assist in the solicitation of proxies. The costs of retaining such a firm, which the Fund does not anticipate would exceed $10,000, would depend upon the amount and type of services rendered. This cost, other solicitation costs and the expenses incurred in connection with preparing this Proxy Statement will be borne by Adelante, the Fund's investment adviser.

ADDITIONAL INFORMATION ABOUT THE FUND

The financial statements of the Fund for the fiscal year ended January 31, 2004 are included in the Trust's annual report for the year ended January 31, 2004, which has been previously sent to shareholders. The financial statements for the Fund for the six months ended July 31, 2004 are included in the Trust's semi-annual report for the six months ended July 31, 2004, which has been previously sent to shareholders. THE TRUST WILL FURNISH UPON REQUEST AND WITHOUT CHARGE TO ANY SHAREHOLDER A COPY OF SUCH REPORTS. A SHAREHOLDER MAY OBTAIN A COPY OF SUCH REPORTS BY WRITING TO ADELANTE FUNDS, 803 W. MICHIGAN ST., STE. A, MILWAUKEE, WISCONSIN, 53233 OR BY CALLING TOLL FREE (877) 563-5327.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the beneficial ownership of the Fund shares by the Fund's Trustees and chief executive officer as of November 12, 2004. All individuals listed in the table have sole voting and investment power over the shares shown.

                                                       PERCENT OF SHARES OF
                              SHARES OF COMMON STOCK       COMMON STOCK
   NAME OF BENEFICIAL OWNER     BENEFICIALLY OWNED      BENEFICIALLY OWNED
   ------------------------     ------------------      ------------------
       William J. Klipp               901.923                   *
      Scott A. MacKillop             2,200.654                  *
         Kevin Malone                 374.383                   *
      Michael A. Torres+             5,971.910                  *
   All Trustees as a group           9,448.870                  *
--------------------------

* Less than 1%
+ Mr. Torres is both a Trustee and chief executive officer of the Trust.

The following table shows persons or entities known to the Fund to be the beneficial owners of 5% or more of the outstanding shares of a class of the
Fund:

                                             % of           Nature of
                           Number of      Outstanding       Beneficial
      Shareholder         Shares Owned      Shares          Ownership

Lend Lease
International
Property, Ltd.
1995 University Avenue                                  Sole voting power
Suite 225                                                    and sole
Berkeley, CA 94704        655,712.828       27.75%(1)    investment power



Arrow & Co.                                             Sole voting power
P.O. Box 30010 M02-1                                         and sole
Durham, NC 27702          122,015.545        5.16%       investment power




(1) It is anticipated that Lend Lease International Property, Ltd., an affiliate of Lend Lease Real Estate Investments, Inc., the Fund's former adviser, will vote its shares in favor of the proposal.

PROPOSAL TO APPROVE NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE TRUST AND ADELANTE WITH RESPECT TO THE FUND. Shareholders of the Fund are being asked to approve a new investment advisory agreement between the Trust and Adelante (the "New Advisory Agreement"). Adelante currently serves as interim investment adviser to the Fund. The address of Adelante is 1995 University Ave., Suite 225, Berkeley, CA 94704.

WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT?

On August 25, 2004, Lend Lease Real Estate Investments, Inc. ("LLREI"), which has served as the investment adviser to the Fund since the Fund's inception, sold its 100% ownership interest in Lend Lease Rosen Real Estate Securities LLC ("Lend Lease Rosen"), the Fund's sub-adviser since inception, to ACM Acquisition LLC ("Holdings"), an entity wholly owned by Michael A. Torres, the CEO of Lend Lease Rosen, a Trustee of the Trust and the Fund's portfolio manager, and his wife Nancy Torres. (This sale is referred to as the "Transaction.") Holdings acquired Lend Lease Rosen for a purchase price of $25 million consisting of a combination of cash and financing provided by the seller.

Under the terms of the Fund's sub-advisory agreement with Lend Lease Rosen and the Investment Company Act of 1940, as amended, (the "1940 Act"), the Transaction effected a change of control of Lend Lease Rosen that caused an assignment of the sub-advisory agreement between LLREI and Lend Lease Rosen with respect to the Fund resulting in its automatic termination. In conjunction with the Transaction, the advisory agreement between LLREI and the Fund was terminated as well.

To avoid disruption of the Fund's investment program upon termination of the advisory and sub-advisory agreements, on August 25, 2004 the Trust's Board of Trustees approved an interim advisory agreement on behalf of the Fund with Adelante (as Lend Lease Rosen was renamed following its acquisition by Holdings and the conclusion of its relationship with Ken Rosen) under which Adelante provides the same services called for under the outgoing agreements with Lend Lease Rosen and LLREI on substantially the same terms as the outgoing agreements. Under the terms of the interim agreement and in accordance with Rule 15a-4 under the 1940 Act, Fund shareholders must approve a new advisory agreement, i.e., the New Advisory Agreement, before January 22, 2005 for Adelante to serve as the Fund's investment manager beyond that date. Under the interim agreement, investment management fees due Adelante are held in an interest-bearing escrow account. If the New Advisory Agreement is approved by shareholders, the escrowed funds, including interest, will be paid to Adelante. If the New Advisory Agreement is not approved, Adelante will be entitled to an amount equal to the lesser of (a) its costs of performing its services during the interim period plus interest and (b) the amount in the escrow account plus interest.

Under the terms of the agreement relating to the sale of Lend Lease Rosen, Holdings has agreed to use all reasonable efforts to enable the following to be true regarding Section 15(f) of the 1940 Act: (a) for a period of not less than three (3) years after the date on which the sale of Lend Lease Rosen occurred, no more than 25% of Trustees of the Trust shall be "interested persons" (as defined in the 1940 Act) of any of the Fund, Adelante, Holdings or any person they control, are controlled by or are under common control with and (b) for a period of not less than two (2) years after the date on which the sale of Lend Lease Rosen occurred, neither Holdings nor any person it controls, is controlled by or is under common control with, shall impose an unfair burden on the Fund as a result of the sale of Lend Lease Rosen or any express or implied terms, conditions or understandings applicable to the sale of Lend Lease Rosen.

The agreement in Appendix 1 reflects the terms of the interim agreement, which apply during the period prior to shareholder approval of a new advisory agreement, and the terms of the New Advisory Agreement, which will apply if shareholders approve the Proposal.

HOW DOES THE NEW ADVISORY AGREEMENT DIFFER FROM THE PRIOR ADVISORY AND SUBADVISORY AGREEMENTS?

The New Advisory Agreement represents a consolidation of the terms of the prior advisory agreement and the prior sub-advisory agreement, except for elimination of provisions addressing aspects of the relationship between LLREI as adviser and Lend Lease Rosen as sub-adviser. There are no changes in the scope of services being provided to the Fund. The fees payable to Adelante under the New Advisory Agreement are the same as the fees payable to LLREI under the prior advisory agreement. Under the New Advisory Agreement, Adelante provides the same portfolio management services as under the prior sub-advisory agreement. The portfolio management personnel who performed those services under the prior sub-advisory agreement in their various capacities with Lend Lease Rosen now perform the same services under the New Advisory Agreement in corresponding capacities with Adelante. The New Advisory Agreement provides for performance of the same services for the Fund as the prior advisory agreement. In addition, in connection with the Transaction, Adelante retained the personnel previously responsible for performing LLREI's duties under the prior advisory agreement.

WHAT MATTERS WERE CONSIDERED BY THE BOARD IN RECOMMENDING THE NEW ADVISORY AGREEMENT?

At a special meeting held on August 25, 2004, the Board of Trustees, including a majority of the Trustees that are not "interested persons" of the Trust (the "Independent Trustees"), approved the New Advisory Agreement between Adelante and the Fund. The New Advisory Agreement was also the subject of a special meeting of the Board held on August 18, 2004 and separate meetings of the Independent Trustees who were represented by their own counsel in connection with their deliberations. In considering the New Advisory Agreement, the Trustees requested and reviewed a variety of materials relating to the Transaction, Adelante and the Fund, including financial projections for Adelante and the Fund following the Transaction, information about the anticipated impact of the Transaction on Adelante's organization and personnel and the advisory fees, total expenses and performance of the Fund relative to other similar mutual funds. The Trustees also considered information concerning Adelante and the Fund, addressing matters such as personnel, compliance, investment techniques, Fund and market performance and brokerage practices such as soft dollars and best execution, relied on in connection with the Board's March 18, 2004 approval of the Fund's former advisory arrangements with LLREI and Lend Lease Rosen (the "Former Advisory Arrangements"), as updated and supplemented in connection with the aforementioned meetings, and other materials and information provided to them in the interim with respect to the Fund and Adelante, e.g., in connection with the Board's regular quarterly meeting in June 2004.

At the August 18 and August 25, 2004 Board meetings, Mr. Torres and other representatives of Adelante outlined the Transaction and discussed how the Transaction would affect various aspects of Adelante's organization and the Fund. The Trustees received a presentation from Adelante regarding the Fund's advisory fee and total expenses and performance as compared to other similar funds, indicating that as of the most recent month end, the Fund's total expense ratio (after taking into account the effect of the expense limitation) and advisory fee rate were at approximately the average for this peer group, and the Fund was in approximately the fiftieth percentile for three year performance for this peer group. The Trustees noted that the Fund's performance continued to be consistent with their expectations given the Fund's size and relative risk profile. The Trustees also considered information relating to the fees paid by other clients of Adelante whose portfolios are managed in a manner similar to the Fund's and concluded that, given the services other than portfolio management provided to the Fund under the New Advisory Agreement, the fee rate under the New Advisory Agreement was appropriate in relation to those charged Adelante's other clients whose assets are managed using the same general investment strategy as the Fund's.

The Trustees noted that the New Advisory Agreement represented a consolidation of the functions performed under the existing advisory and subadvisory agreements on essentially the same terms as those agreements, including the fee rate paid by the Fund, and that the LLREI employee responsible for the principal functions performed by LLREI under the former advisory agreement was expected to become an employee of Adelante in connection with the Transaction for the purpose of performing those and other functions under the New Advisory Agreement. The Trustees also noted Adelante's plans to replace elements of its operations that were directly or indirectly provided by, or relied to some extent on, LLREI. The Trustees considered Mr. Torres' representations that he expected Adelante to retain the personnel critical to the management of the Fund's investment portfolio following the Transaction.

The Trustees also examined how the change in Adelante's financial condition following the Transaction could affect Adelante's ability to provide the services required under the New Advisory Agreement. In this regard, the Trustees reviewed a variety of matters including the impact that withdrawal of LLREI's support would have on Adelante, financing for the Transaction, profitability projections for Adelante following the Transaction, projections for the Fund following the Transaction, and various potential impacts of the Transaction on other aspects of Adelante's business. After consideration of the foregoing factors, the Trustees concluded that (a) if Adelante could provide substantially the same quantity and quality of services to the Fund following the Transaction as were provided under the Fund's Former Advisory Arrangements, Adelante would be qualified to serve as the Fund's investment adviser and (b) there was a more than reasonable likelihood that Adelante will be able to provide services meeting that standard.

The Trustees considered (a) the Fund's advisory agreement expenses and total expenses relative to funds with similar investment objectives, (b) the fact that Adelante had agreed to pay Fund expenses arising out of the Transaction, such as the expenses of a shareholder meeting to approve the New Advisory Agreement and (c) Adelante's agreement to maintain existing expense limitations for a period of 2 years after the Transaction. On this basis, the Trustees concluded that the expenses of the New Advisory Agreement were reasonable in relation to the services provided and the advisory expenses of other similar funds. The Trustees did not consider the costs of services to be provided to the Fund under the New Advisory Agreement, or profits to be realized by Adelante from its relationship with the Fund to be material to their deliberations, given the extent to which Adelante can be expected to waive its fees and reimburse Fund expenses under its contractual obligations to limit Fund expenses. Similarly, the Trustees did not consider the extent to which economies of scale would be realized as the Fund grows, and whether advisory fee levels reflect these economies of scale for the benefit of Fund investors, on the grounds that these issues were not relevant given the Fund's current asset level or the asset levels reasonably foreseeable during the period prior to the next review of the New Advisory Agreement, which would be prior to the first anniversary of the Transaction. In this regard, the Trustees did, however, reiterate their intention expressed in connection with past contract renewals to monitor these issues on an ongoing basis and address them as appropriate when circumstances change.

On the basis of the foregoing, the Trustees, including a majority of the independent Trustees, concluded that approval of the New Advisory Agreement would be in the interests of the Fund and its shareholders and determined to recommend that Fund shareholders approve the New Advisory Agreement.

WHEN DID THE TRUSTEES APPROVE THE ADVISORY AGREEMENT?

The New Advisory Agreement was approved by the Board of Trustees, including a majority of the Independent Trustees, on August 25, 2004. If approved by shareholders, by its terms, the New Advisory Agreement will continue in effect until August 25, 2005 and thereafter from year to year as long as it is approved annually by the Board (at a meeting called for that purpose) or by vote of a majority of the Fund's outstanding shares. In either case, renewal of the New Advisory Agreement must be approved by a majority of the Trust's Independent Trustees. The New Advisory Agreement is subject to termination without penalty on 60 days' written notice by either party to the other and will terminate automatically in the event of assignment. The prior advisory agreement was approved by the initial shareholder at the time of the Fund's inception. The prior sub-advisory agreement was approved by shareholders on December 12, 2002. The prior advisory and sub-advisory agreements were last approved by the Trustees on March 18, 2004.

WHAT ARE THE FUND'S INVESTMENT ADVISORY FEES AND THE INVESTMENT SUB-ADVISORY
FEES?

The interim agreement and the New Advisory Agreement each provide that the Fund will pay Adelante a fee equal to 0.80% of average daily net assets, which is the same fee payable by the Fund to LLREI under the prior advisory agreement. (Under the prior sub-advisory agreement, LLREI (and not the Fund) paid Lend Lease Rosen a sub-advisory fee equal to 0.40% of the Fund's average daily net assets). As noted above, any fees payable under the interim agreement for the period prior to shareholder approval of the Advisory Agreement will be held in escrow pending approval of the Advisory Agreement. During the fiscal year ended January 31, 2004, the fee payable to LLREI under the prior advisory agreement and to Lend Lease Rosen under the prior sub-advisory agreement were $287,392 and $143,696, respectively. In accordance with the terms of a contractual arrangement to limit the Fund's expenses, LLREI and Lend Lease Rosen each waived their respective fees during fiscal year 2004. Adelante has contractually agreed to limit total annual Fund operating expenses (excluding interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the Independent Trustees) of Class A, Class K and Class Y shares of the Fund to 1.50%, 1.25%, and 0.97%, respectively, through August 25, 2006, subject to renewal for one year periods thereafter provided certain conditions are met and, subject to later reimbursement by Adelante in certain circumstances. Adelante has also contractually agreed to limit annual total operating expenses of each of the Fund's Class K and Class Y shares (excluding interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the Independent Trustees) to 2.25% through January 31, 2011. Each of the foregoing contractual expense limitations represents a continuation of contractual expense limitations maintained by LLREI and Lend Lease Rosen prior to the Transaction.

WHAT SERVICES DID LLREI AND LEND LEASE ROSEN PROVIDE UNDER THE PRIOR AGREEMENTS AND WHAT SERVICES WILL ADELANTE PROVIDE UNDER THE NEW ADVISORY AGREEMENT?

Under the prior advisory agreement, LLREI was responsible for overall administration of the Fund's affairs including matters such as regulatory compliance and the Fund's relationships with other service providers. Under the prior subadvisory agreement, Lend Lease Rosen provided an investment program for the Fund, made investment decisions for the Fund and placed all orders for the purchase and sale of portfolio securities and all other instruments. Under the New Advisory Agreement, which consolidates the terms of the prior agreements, Adelante will provide both the services rendered by LLREI under the prior advisory agreement, and the services rendered by Lend Lease Rosen under the prior sub-advisory agreement.

OTHER FUNDS ADVISED BY ADELANTE

Shown below is information regarding registered investment companies with investment objectives similar to the Fund's for which Adelante provides investment advisory services (in each case pursuant to a sub-advisory agreement).

 ------------------------------------------------------------------------------
 Fund                  Average Net Assets under    Ratio of Net Advisory Fees
                       management for the Fund's  Paid to Lend Lease Rosen to
                           fiscal year ended        Average Net Assets under
                          September 30, 2004             management (a)
 ------------------------------------------------------------------------------
 AssetMark Real               $64,480,018                    0.40%
 Estate Securities
 Fund
 ------------------------------------------------------------------------------
   (a) Adelante has not waived, reduced or otherwise agreed to reduce its compensation under this sub-advisory agreement.

ADELANTE

Adelante is wholly owned by Holdings. Michael A. Torres, who is President and a Trustee of the Trust, the portfolio manager of the Fund and CEO of Adelante, and his wife Nancy Torres, each currently own 42.5% of the interests in Holdings. The remaining 15% of the interests in Holdings are currently held by Adelante employees, none of whom owns 10% or more of the interests in Holdings. Adelante's and Mr. and Mrs. Torres' address is 1995 University Ave., Suite 225, Berkeley, California 94704. Mark A. Hoopes and Mark J. Nuti, who are the Chief Compliance Officer and Chief Operating Officer, respectively, of Adelante, serve as the Vice President and Treasurer of the Trust and Secretary of the Trust, respectively.

WHO ARE THE FUND'S ADMINISTRATOR AND UNDERWRITER?

UMB Fund Services, Inc. acts as administrator. UMB Distribution Services, LLC acts as principal underwriter and distributor. Both entities are located at 803 West Michigan Street, Suite A, Milwaukee, Wisconsin 53233-2301.

WHAT IS THE VOTING REQUIREMENT TO APPROVE THE NEW ADVISORY AGREEMENT?

Approval of the Proposal requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund, as such term is defined in the 1940 Act. For that purpose, a vote of the holders of a "majority of the outstanding voting securities" of the Fund means (a) the vote of 67% or more of the shares of the Fund present at the Special Meeting if the holders of more than 50% of the outstanding Fund shares are present or represented by proxy, or (b) the vote of the holders of more than 50% of the outstanding shares of the Fund, which ever is less. Votes to abstain and broker non-votes will have the same effect as votes cast against the proposal.



RECOMMENDED SHAREHOLDER ACTION

The Board of Trustees, including the Independent Trustees, unanimously recommends that shareholders vote FOR approval of the New Advisory Agreement.



OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

The Board of Trustees does not know of any other matters to be considered at the Special Meeting other than those referred to above. If any other matters are properly brought before the Special Meeting, it is the intention of proxy holders to vote such proxies on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

The Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, at Adelante Funds, 803 West Michigan Street, Suite A, Milwaukee, WI 53233-2301.



WHETHER OR NOT YOU PLAN TO ATTEND THIS SPECIAL MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES.



December 6, 2004

                                   APPENDIX 1



                               ADVISORY AGREEMENT

      AGREEMENT made as of the 25th day of August 2004, between Adelante Capital Management LLC, a Delaware limited liability company (the "Adviser"), and Lend Lease Funds, a Delaware business trust (the "Trust").

      WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets, and in multiple classes of such series; and

      WHEREAS, the Trust has retained UMB Fund Services, Inc. (together with any new administrator engaged by the Trust, the "Administrator") to provide administration and fund accounting services with respect to the Trust's operations, subject to the control of the Board of Trustees; and

      WHEREAS, the Trust offers shares in multiple classes of shares of one series, the Lend Lease U.S. Real Estate Securities Fund, such series (the "Initial Fund"), together with all other series subsequently established by the Trust with respect to which the Adviser renders management and investment advisory services pursuant to the terms of this Agreement, being herein collectively referred to as the "Funds" and individually as a "Fund"; and

      WHEREAS, the Adviser has served as sub-adviser with respect to the Initial Fund since its inception, most recently pursuant to an agreement dated as of October 15, 2002, which terminates in accordance with its terms effective as of the date hereof as a result of an assignment in connection with a change in control of the Adviser;

      WHEREAS, Lend Lease Real Estate Investments, Inc. ("LLREI") has served as adviser with respect to the Initial Fund since its inception pursuant to an agreement dated as of February 1, 2000, and such agreement shall terminate effective as of the date hereof;

      WHEREAS, the Adviser and the Trust desire that the function of the adviser and sub-adviser with respect to the Initial Series be consolidated and be performed by the Adviser.

      NOW THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

      1. APPOINTMENT OF ADVISER.

            (a) Initial Fund. The Trust hereby appoints the Adviser to act as manager and investment adviser to the Initial Fund for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

            (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Adviser is willing to render such services on the terms provided for herein, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

      2. DUTIES OF ADVISER. The Adviser, at its own expense, shall subject to the stated investment objective and policies of the Funds as set forth in the Trust's current Registration Statement and subject to the supervision of the Board of Trustees of the Trust, (a) develop and furnish continuously an investment program and strategy for each Fund in compliance with that Fund's investment objective and policies as set forth in the Trust's current Registration Statement, (b) provide research and analysis relative to the investment program and investments of each Fund, (c) determine (subject to the overall supervision of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held in cash or cash equivalents, and
(d) make changes on behalf of the Trust in the investments of each Fund. In connection therewith:

            (i) In accordance with paragraph 2(ii), the Adviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for each Fund's account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions.

            (ii) In connection with the management of the investment and reinvestment of each Fund, the Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or dealers, if any, the Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Adviser with respect to the Fund and/or other accounts over which the Adviser exercises investment discretion. The Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

            (iii) The Adviser may buy securities for a Fund at the same time it is selling such securities for another client account and may sell securities for a Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Adviser may effectuate cross transactions between a Fund and such other account if it deems this to be advantageous. The Adviser also may cause a Fund to enter into other types of investment transactions (e.g., a long position on a particular securities index) at the same time it is causing other client accounts to take opposite economic positions (e.g., a short position on the same index).

            (iv) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, and in compliance with such procedures of the Trust as may be in effect from time to time, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the subject Fund and to such clients.

            (v) The Adviser will advise the Funds' custodian or such depository or agents as may be designated by the custodian promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. The Adviser shall not have possession or custody of any Fund investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Adviser giving proper instructions to the custodian, the Adviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

            (vi) The Adviser shall, upon due notice from the Adviser, provide such periodic and special reports as the Board of Trustees may request (including but not limited to reports describing any such research, advice or other services received and the incremental commissions, net price or other consideration to which they relate).

            (vii) The Adviser shall also oversee the activities of the Administrator, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Trust's Master Trust Agreement and By-laws, as amended, and the 1940 Act. The Adviser is authorized to engage one or more sub-advisers in connection with the Adviser's duties under this Agreement, which sub-advisers may be affiliates of the Adviser. In connection therewith, the Adviser shall:

                  (A) furnish to the Trust necessary assistance in the
            preparation all reports, prospectuses, registration statements and amendments thereto now or hereafter required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body;

                  (B) furnish to the Trust office space in the offices of the
            Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service.

                  (C) furnish to the Trust executive and administrative
            personnel to provide management of the affairs of the Trust, including personnel to perform clerical, bookkeeping, accounting and other office functions, which services are exclusive of the necessary records or services, including shareholder services and fund accounting services, of the Administrator and any dividend disbursing agent, transfer agent, registrar or custodian, provided that the Adviser shall compensate all personnel, officers, and directors of the Trust if such persons are also employees of the Adviser or its affiliates; and

                  (D) arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Trust, the Adviser and/or any sub-adviser who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds, which bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access, provided that the premium, or portion thereof pursuant to an agreement among the insured parties in the case of a joint insured bond, for the bond shall be payable by the Trust in accordance with paragraph 3(q).

      3. ALLOCATION OF EXPENSES.

      The Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expense incurred by the Adviser (it being understood that the Trust shall allocate such expenses between or among the Funds to the extent contemplated by its Master Trust Agreement). The expenses to be borne by the Trust shall include, without limitation:

            (a) all expenses of organizing the Trust or forming any series thereof, to the extent now or hereafter permitted under generally accepted accounting principles applicable to registered investment companies;

            (b) all expenses (including information, materials and services other than services of the Adviser) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Trust and/or regulatory authorities;

            (c) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

            (d) any other registration, filing or other fees in connection with requirements of regulatory authorities;

            (e) expenses, including the cost of printing of certificates relating to the issuance of shares of the Trust;

            (f) to the extent not paid by the Trust's distributor, the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

            (g) taxes and fees payable by the Trust to federal, state or other governmental agencies;

            (h) expenses related to the redemption of its shares, including expenses attributable to any program of periodic redemption;

            (i) all issue and transfer taxes, brokers' commissions, margin costs, interest on borrowings and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended;

            (j) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;

            (k) charges and expenses of the Administrator and any shareholder servicing agents, transfer agents and registrars appointed by the Trust, including costs of servicing shareholder investment accounts;

            (l) charges and expenses of independent accountants retained by the Trust (including but not limited to charges and expenses relating to tax compliance and the preparation and review of tax returns and related tax matters);

            (m) fees and expenses for legal services in connection with the affairs of the Trust, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the Adviser, if any, for performing such legal services for the Trust;

            (n) compensation and expenses of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

            (o) expenses of shareholders' and Trustees' meetings;

            (p) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

            (q) insurance premiums on fidelity, errors and omissions and other coverages;

            (r) expenses incurred in connection with any distribution plan adopted by the Trust in compliance with Rule 12b-1 of the 1940 Act;

            (s) such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees, officers or shareholders with respect thereto;

            (t) fees and expenses incurred in connection with registering and qualifying the Trust's shares with federal and state regulatory authorities, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the Administrator or the Adviser, if any, for performing such services for the Trust; and

            (u) fees and expenses for fund accounting services, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the Administrator or the Adviser, if any, for performing such fund accounting services for the Trust.

      4. ADVISORY FEE.

      For the services and facilities to be provided by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser on a monthly basis compensation based on an annual percentage rate applied to the Fund's average daily net assets as specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser as soon as practicable after the last calendar day of each month.

      All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

      In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

      The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation hereunder to the extent the Adviser may, by notice to the Trust, voluntarily declare.

      5. EXPENSE LIMITATION.

      The Adviser agrees that if the total expenses of any Fund (exclusive of interest, taxes, brokerage expenses, distribution expenses, extraordinary items and any other items allowed to be excluded by applicable state law) for any fiscal year of the Trust exceed the lowest expense limitation imposed in any jurisdiction in which that Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will pay or reimburse such Fund for that excess up to the amount of its advisory fee payable with respect to that Fund during that fiscal year. The amount of the monthly advisory fee payable under Paragraph 4 hereof shall be reduced to the extent that the monthly expenses of that Fund, on an annualized basis, would exceed the foregoing limitation. At the end of each fiscal year of the Trust, if the aggregate annual expenses chargeable to any Fund for that year exceed the foregoing limitation based upon the average of the monthly average net asset value of that Fund for the year, the Adviser will promptly reimburse that Fund for the amount of such excess to the extent not already reimbursed by reduction of the monthly advisory fee. In the event that such expenses are within the foregoing limitation, the Trust shall be obligated to pay the Adviser excess amounts previously withheld from the advisory fee during that fiscal year, provided that the amount of such payment would not exceed the foregoing limitation.

      In the event that this Agreement (i) is terminated with respect to any one or more Funds as of a date other than the last day of the fiscal year of the Trust or (ii) commences with respect to one or more Funds as of a date other than the first day of the fiscal year of the Trust, then the expenses of such Fund or Funds shall be annualized and the Adviser shall pay to, or receive from, the applicable Fund or Funds a pro rata portion of the amount that the

Adviser would have been required to pay or would have received, if any, had this Agreement remained in effect with respect to such Fund or Funds for the full fiscal year.

      6. RELATIONS WITH TRUST.

      Subject to and in accordance with the Master Trust Agreement and By-Laws of the Trust and the organizational or governing documents of the Adviser, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser and its affiliates (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser and its affiliates (or any successor) are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, that the Adviser (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement, By-Laws and organization or governing documents. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

      7. COMPLIANCE WITH APPLICABLE REGULATIONS.

      In performing its duties hereunder, the Adviser

      (a) shall establish compliance procedures reasonably calculated to ensure compliance at all times with: all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Internal Revenue Code of 1986, as amended; the provisions of the Registration Statement; the provisions of the Declaration and the By-Laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

      (b) acknowledges that the Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and that the Adviser and certain of its employees, officers and directors may be subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish, and shall cause its employees, officers and directors to furnish, to the Trust, all reports and information required to be provided under such code of ethics with respect to such persons.

      (c) agrees that it will maintain for the Trust all and only such records as required under Rules 31a-1 and 31a-2 under the 1940 Act in respect to its services hereunder and that such records are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request all in accordance with Rule 31a-3 under the 1940 Act.

      8. LIABILITY OF ADVISER.

      Neither the Adviser nor its officers, directors, members, managers, employees, agents or controlling persons or their respective affiliates or assigns (collectively, "Related Persons") shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser or any Related Person against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations and duties.

      9. DURATION AND TERMINATION OF THIS AGREEMENT.

            (a) Duration. This Agreement shall become effective with respect to the Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Adviser in accordance with paragraph 1(b) hereof that the Adviser is willing to serve as Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until August 25, 2005 with respect to the Initial Fund and, with respect to each additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing provisions of this Section 8(a), the continuance of this Agreement with respect to the Initial Fund or any additional Fund is subject to the approval of this Agreement by a majority of the outstanding voting securities of that Fund at the first meeting of shareholders after this Agreement becomes effective with respect to that Fund.

            (b) Amendment. Any amendment to this Agreement shall become effective with respect to a Fund upon approval of the Adviser, the Fund and if required by applicable law, a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

            (c) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case on sixty (60) days' prior written notice to the other party.

            (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

            (e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

      10. SERVICES NOT EXCLUSIVE.

      The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser and its affiliates shall be free to render similar services to others so long as the Adviser's services hereunder are not impaired thereby. It is understood that the persons employed by the Adviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

      11. SUBCONTRACTORS.

      The Trust hereby agrees that the Adviser may subcontract for the performance of any of the services contemplated to be rendered by the Adviser to any Fund hereunder, which subcontractors may be affiliates of the Adviser.

      12. INTERIM CONTRACT PROVISIONS.

      Notwithstanding any other provision of this Agreement:

            (a) Prior to this Agreement being approved by a vote of a majority of the Initial Fund's outstanding voting securities in accordance with the 1940
Act: (i) in no event shall compensation paid to the Adviser with respect to the Fund's hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act;
(ii) all fees payable to the Adviser with respect to the Initial Fund hereunder shall be held in an interest-bearing escrow account with the Fund's custodian or a bank (the "Escrow Account"); and (iii) this Agreement may be terminated at any time without the payment of any penalty, by vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Initial Fund on 10 days' prior written notice to the Adviser. Funds held in the Escrow Account, including interest earned, shall be paid to the Adviser promptly after approval of this Agreement by the vote of a majority of the Initial Fund's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

            (b) If this Agreement is not approved by a vote of a majority of the Initial Fund's outstanding voting securities within the time period stated above in (a), (i) this Agreement shall immediately terminate; and (ii) the Adviser shall receive from the Escrow Account the lesser of: (a) the sum of the amount of any costs incurred by the Adviser in performing its duties with respect to the Initial Fund under this Agreement prior to such termination plus any interest earned on that amount, and (b) the sum of the amount deposited in the Escrow Account plus any interest earned on that amount.

      13. LIMITATION OF LIABILITY.

      The term "Lend Lease Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated October 28, 1999 as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

      14. RESERVATION OF NAME.

      The parties hereby acknowledge that the Adviser has reserved the right to grant the non-exclusive use of the name "Adelante" or any derivative thereof to any other investment company, investment adviser, distributor or other business enterprise, and to withdraw from the Trust the use of the name "Adelante." The name "Adelante" will continue to be used by the Trust so long as such use is mutually agreeable to the Adviser and the Trust.

      15. MISCELLANEOUS.

            (a) Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

            (b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

            (c) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                            [Signature lines omitted]

                                   Schedule A

                                     to the
                               Advisory Agreement
                            between Lend Lease Funds
                                       and
                         Adelante Capital Management LLC


      The Trust shall pay the Adviser compensation at an annual rate multiplied by the average daily net asset value of each Fund as follows:

      Fund                                         Fee (in basis points)
      ----                                         ---------------------

Lend Lease U.S. Real Estate Securities Fund                  80

Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

      From time to time, the Adviser may voluntarily waive all or a portion of the advisory fee payable with respect to a Fund and/or, on a class-by-class basis, pay or reimburse the Trust for a Fund's expenses. In addition to any amounts otherwise payable to the Adviser as an advisory fee for current services under the Investment Management Agreement, the Trust shall be obligated to pay the Adviser all amounts previously waived, paid or reimbursed by the Adviser with respect to a Fund, provided that the amount of such additional payment in any year, together with all other expenses of the Fund (excluding portfolio transaction costs such as brokerage charges, interest on borrowings, margin expenses and similar expenses), in the aggregate, would not cause the Fund's expense ratio for each class of shares in such year to exceed the following annual rate multiplied by the average daily net asset value of the respective class of such Fund, and provided further that no additional payments shall be made with respect to amounts waived, paid or reimbursed more than three (3) years prior to the date the Fund accrues a liability with respect to such additional payment:

Lend Lease U.S. Real Estate Securities Fund

Class                               Maximum Expense Ratio (in basis points)
-----                               ---------------------------------------

Class A Shares                                  150
Class K Shares                                  125
Class Y Shares                                   97

As adopted with respect to Lend Lease U.S. Real Estate Securities Fund on August 25, 2004.